UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 9, 2007

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Compensatory Arrangement

On November 9, 2007, the HNI Corporation (the "Corporation") Board of Directors (the "Board") approved the amendment and restatement of the Corporation's existing form of Indemnity Agreement (the "Existing Agreement"), effectively terminating the Existing Agreement with each of the following corporate officers:  Stan A. Askren, Chairman, President and Chief Executive Officer, HNI Corporation, dated November 7, 2002; and Jerald K. Dittmer, Vice President and Chief Financial Officer, HNI Corporation, dated November 7, 2002.  The Corporation entered into the amended and restated Indemnity Agreement (the "Amended Agreement"), effective as of November 9, 2007, with each of the following corporate officers:  Messrs. Askren and Dittmer; Eric K. Jungbluth, Executive Vice President, HNI Corporation and President, The HON Company; and Marco V. Molinari, Executive Vice President, HNI Corporation and President, HNI International Inc.

Each Amended Agreement, upon its execution by the Corporation and a corporate officer, will provide, among other things, that, subject to certain exclusions and procedures set forth therein, the Corporation will, to the fullest extent permitted by applicable law and the Corporation’s Articles of Incorporation and By-laws, indemnify an indemnitee if, by reason of such indemnitee's corporate status as an officer, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature.  In determining each officer’s entitlement to indemnification, the officer will be presumed entitled to indemnification, and the Corporation will have the burden of proving otherwise.  Each Amended Agreement also requires that the Corporation use its best efforts to maintain a minimum level of liability insurance coverage for the benefit of the indemnitee.

Under the Amended Agreement, the indemnitee is not entitled to indemnification for any claim initiated by the indemnitee against the Corporation or any director or officer of the Corporation unless the Corporation has joined in or consented to such claim.  The Corporation will advance certain expenses to the indemnitee prior to the final disposition of certain claims against the indemnitee only if the indemnitee executes and delivers to the Corporation an undertaking to repay any advanced amounts if he or she is ultimately determined to be not entitled to indemnification under the Amended Agreement.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the Amended Agreement, the form of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Section 8 — Other Events

Item 8.01      Other Events.

Harman Stove Company Acquisition

The Corporation announced on November 13, 2007 that its operating subsidiary, Hearth & Home Technologies Inc., has completed the agreement, as announced on September 25, 2007, to purchase Harman Stove Company, a privately held domestic manufacturer and marketer of free-standing stoves and fireplace inserts.

Share Repurchase Program/Cash Dividend

On November 9, 2007, the Corporation issued a press release announcing that on November 9, 2007, the Corporation's Board of Directors declared a cash dividend on the Corporation's common stock and approved additional expenditures of up to $200 million under the Corporation's share repurchase program.  The press release is attached hereto as Exhibit 99 to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

The following exhibits relating to Items 5.02 and 8.01 are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Registrant's Amended and Restated Indemnity Agreement
99	Text of press release dated November 9, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: November 14, 2007	By:	/s/ Jerald K. Dittmer
Jerald K. Dittmer
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Registrant's Amended and Restated Indemnity Agreement
99	Text of press release dated November 9, 2007